UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported)	April 30, 2025

CORNING INCORPORATED

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-3247 (Commission File Number)	16-0393470 (I.R.S. Employer Identification No.)

One Riverfront Plaza, Corning, New York (Address of principal executive offices)		14831 (Zip Code)

(607) 974-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value per share	GLW	New York Stock Exchange
3.875% Notes due 2026	GLW26	New York Stock Exchange
4.125% Notes due 2031	GLW31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of President and Chief Operating Officer

On April 30, 2025, Mr. Eric S. Musser, President and Chief Operating Officer, informed the Corning Incorporated (the “Company”) Board of Directors (the “Board of Directors”) that he will retire in mid-2025. Mr. Musser has 39 years of distinguished service with the Company. During his tenure as President and Chief Operating Officer, Mr. Musser drove operational excellence within a new strategic operating structure oriented around the Company’s Market-Access Platforms.

Appointment of Executive Vice President and Chief Operating Officer

On April 30, 2025, the Board of Directors appointed Avery H. (Hal) Nelson III as (i) Executive Vice President of the Company effective immediately and (ii) Chief Operating Officer of the Company effective as the retirement date of Mr. Musser. Mr. Nelson will manage the Company’s Market-Access Platforms to meet operating objectives and deliver financial and operational performance targets. Mr. Nelson, age 57, most recently had responsibility for the Automotive, Life Sciences, and Solar businesses and for pursuing growth opportunities in these markets. He joined the Company in 1991 and has held a series of key management positions in the company’s Display and Automotive Market-Access Platforms.

There are no new or modified compensatory arrangements or understandings between Mr. Nelson and any other person pursuant to which Mr. Nelson was appointed as Executive Vice President and Chief Operating Officer of the Company. There are also no family relationships between Mr. Nelson and any director or executive officer of the Company, and Mr. Nelson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Vice Chairman, Executive Vice President and Chief Legal and Administrative Officer

On April 30, 2025, the Board of Directors appointed Lewis A. Steverson as Vice Chairman, effective immediately, in addition to his current role as Executive Vice President and Chief Legal and Administrative Officer. In this expanded role, he will serve as the primary advisor to the Board of Directors and the CEO and manage the Legal and Government Affairs functions in addition to the Office of the CEO. Mr. Steverson, age 61, most recently served as Executive Vice President and Chief Legal and Administrative Officer of the Company, where he advised the CEO, Board of Directors, and senior leadership team on all legal matters, and managed the Company’s Law Department, Corporate Development, Government Affairs, as well as the Company’s administrative staffs and functions. Mr. Steverson joined the Company as a senior corporate executive in 2013, after serving as senior vice president, general counsel, and corporate secretary of Motorola Solutions, Inc.

There are no new or modified compensatory arrangements or understandings between Mr. Steverson and any other person pursuant to which Mr. Steverson was appointed as Vice Chairman, Executive Vice President and Chief Legal and Administrative Officer of the Company. There are also no family relationships between Mr. Steverson and any director or executive officer of the Company, and Mr. Steverson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Executive Vice President and Chief Corporate Development Officer

On April 30, 2025, the Board of Directors appointed John Z. Zhang as Executive Vice President and Chief Corporate Development Officer effective immediately. In his expanded role, Mr. Zhang, age 52, will be responsible for developing the Company’s growth strategy, from partnerships to business-portfolio decisions. He will continue to lead global operations for the Company's Display and Mobile Consumer Electronics Market-Access Platforms and will also assume leadership of the Life Sciences Market-Access Platform. Mr. Zhang joined the Company in 2008, and he has held top positions in strategy and corporate development, as well in the Company's Display and MCE businesses. Prior to joining the Company, Mr. Zhang worked at Xerox Corporation, where he held management positions at both its operating units and corporate headquarters.

There are no new or modified compensatory arrangements or understandings between Mr. Zhang and any other person pursuant to which Mr. Zhang was appointed as Executive Vice President and Chief Corporate Development Officer of the Company. There are also no family relationships between Mr. Zhang and any director or executive officer of the Company, and Mr. Zhang has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of President

On April 30, 2025, the Board of Directors appointed Wendell P. Weeks as President of the Company, effective as the retirement date of Mr. Musser. Mr. Weeks held the office of President prior to Mr. Musser, from 2002 to 2020. Mr. Weeks, age 65, shall reassume the role of President in addition to his current roles as the Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Weeks has held a variety of financial, commercial, business development, and general management positions across the Company's businesses and technologies since he joined the Company in 1983.

There are no new or modified compensatory arrangements or understandings between Mr. Weeks and any other person pursuant to which Mr. Weeks was appointed as President of the Company. There are also no family relationships between Mr. Weeks and any director or executive officer of the Company, and Mr. Weeks has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNING INCORPORATED

By:	/s/ Melissa J. Gambol
Name:	Melissa J. Gambol
Title:	Vice President and Corporate Secretary

Date: May 1, 2025